Exhibit 15 to Form 10-QSB



                                   Exhibit 15

                           ROBERT N. CLEMONS, CPA, PA
                                  PO BOX 1670
                           DELAND, FLORIDA 32721-1670


To The Board of Directors
Cornerstone Ministries Investments, Inc.


I am aware of the use of my report on unaudited interim financial information dated August 8, 2005 in the 10-QSB for Cornerstone Ministries Investments, Inc.





    S/ ROBERT N. CLEMONS, CPA, PA                             August 11, 2005
-------------------------------------
      Robert N. Clemons, CPA, PA